SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                        Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                    C2, INC.
                (Name of Registrant as Specified in its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                    C2, Inc.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 26, 2001


     NOTICE IS HEREBY GIVEN, that the annual meeting of shareholders of C2, Inc., a Wisconsin corporation, will be held on Thursday, April 26, 2001, at 1:00 p.m., local time, at the Galleria Conference Room, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, for the following purposes:

     1. To elect six directors to hold office until the 2002 annual meeting of the shareholders and until their successors are duly elected and qualified.

     2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 2, 2001, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

     A proxy for the annual meeting and a proxy statement are enclosed.


                                          By Order of the Board of Directors
                                          C2, Inc.


                                          /s/ David E. Beckwith

                                          David E. Beckwith
                                          Secretary

March 28, 2001



YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL IN, SIGN AND PROMPTLY MAIL BACK THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS. IF, FOR ANY REASON, YOU SUBSEQUENTLY CHANGE YOUR PLANS, YOU MAY, OF COURSE, REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS ACTUALLY VOTED.

                                    C2, Inc.
                         700 N. Water Street, Suite 1200
                           Milwaukee, Wisconsin 53202


                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 26, 2001



     This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of C2, Inc. (the "Company") beginning on or about March 28, 2001, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Thursday, April 26, 2001, at 1:00 p.m., local time, at the Galleria Conference Room, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

     A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the six persons nominated for election as directors and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company's common stock (the "Common Stock") at the close of business on March 2, 2001, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 5,081,864 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect six directors, each to hold office until the 2002 annual meeting of shareholders and until his successor is duly elected and qualified. Set forth below are the Board's nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the six persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

     The following sets forth certain information, as of March 2, 2001, about the Board's nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

     John A. Becker, 58, has been a director of the Company since May 31, 2000. Mr. Becker served as Vice Chairman and Chief Operating Officer of Firstar Corporation (bank holding company) from January 1990 until his retirement in December 1999. Mr. Becker is also a director of Northwestern Mutual Trust Company.

     Nicholas F. Brady, 70, has been a director of the Company since March 1998. Mr. Brady has served as Chairman of the Board of Darby Advisors, Inc. since February 1993; Chairman of Darby Overseas Investments, Ltd. since February 1994; Chairman of Darby Emerging Markets Investments LDC since November 1994; Chairman of Darby Chile Fund, LLC and Darby Chile Holdings, Ltd. since February 1996; and as Secretary of the United States Department of Treasury from September 1988 until January 1993. Mr. Brady is also a director of Amerada Hess Corporation, H.
J. Heinz Company and various Templeton mutual funds.

     William T. Donovan, 49, has been a director of the Company since December 1997, and has served as President and Chief Executive Officer of the Company since July 24, 2000. Prior thereto, he served as Chairman and Chief Financial Officer of the Company since December 1997. Mr. Donovan has been a principal of Lubar & Co. (venture capital and investments) located in Milwaukee, Wisconsin since 1980. Mr. Donovan is also a director of Grey Wolf, Inc.

     William H. Lacy, 56, has been a director of the Company since February 2000. Mr. Lacy served as Chairman and Chief Executive Officer of Mortgage Guaranty Insurance Corporation, a subsidiary of MGIC Investment Corporation (secondary mortgage market activities), located in Milwaukee, Wisconsin from 1996 to 1999 and as its President from 1987 to 1996. Mr. Lacy also served as Chairman and Chief Executive Officer of MGIC Investment Corporation located in Milwaukee, Wisconsin from 1987 to 1999. Mr. Lacy is also a director of Johnson Controls, Inc.

     David J. Lubar, 46, has been a director of the Company since November 1997 and Chairman of the Company since July 24, 2000. Prior thereto, he served as President of the Company since December 1997. Mr. Lubar has been a principal of Lubar & Co. (venture capital and investments) located in Milwaukee, Wisconsin since 1983.

     Sheldon B. Lubar, 71, has been a director of the Company since December 1997. Mr. Lubar is also the Chairman and a principal of Lubar & Co. (venture capital and investments) located in Milwaukee, Wisconsin. Mr. Lubar is also a director of Weatherford International, Inc., U.S. Bancorp, Massachusetts Mutual Life Insurance Co., Jefferies Group, Inc., MGIC Investment Corporation and various private industrial companies.

     Sheldon B. Lubar is the father of David J. Lubar and the father-in-law of Oyvind Solvang, Vice President of the Company.

     Directors will be elected by a majority of the votes cast at the Annual Meeting (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a majority of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                               BOARD OF DIRECTORS

General

     The Company's Board or Directors held five meetings in 2000. The Company has Audit, Compensation and Finance Committees of the Board.

     The Audit Committee consists of Nicholas F. Brady (Chairperson) and Messrs. Becker and Lacy. The principal functions performed by the Audit Committee, which met twice in 2000, are to meet with the Company's independent public accountants before the annual audit to review procedures and the scope of the audit; to review the results of the audit; to review the financial control mechanisms used by the Company and the adequacy of the Company's accounting and financial controls; and to recommend annually to the Board a firm of independent public accountants to serve as the Company's auditors.

     The Compensation Committee consists of John A. Becker (Chairperson) and Messrs. Brady and S. Lubar. The principal functions of the Compensation Committee, which met once in 2000, are to administer the Company's deferred and incentive compensation plans; to annually evaluate salary grades and ranges; to establish guidelines concerning average compensation increases; and to establish compensation of all officers, directors and subsidiary or division presidents.

     The Finance Committee consists of Messrs. Donovan, D. Lubar and S. Lubar. The principal function of the Finance Committee, which met once in 2000, is to review prospective acquisition candidates, the structure, financing and terms of prospective acquisitions and the financing arrangements of the Company and its subsidiaries.

     The Company does not have a nominating committee to consider persons recommended by shareholders to become nominees. Recommendations for consideration by the Company should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning any proposed nominee.

Director Compensation

     Under the Company's 1998 Equity Incentive Plan (the "Incentive Plan"), the Company is authorized to grant to each person first elected as a non-employee director of the Company an option for 12,000 shares of Common Stock. Options granted to non-employee directors under the Incentive Plan have an exercise price per share equal to 100% of the market value of a share of Common Stock on the date of grant as determined by the Board of Directors and become exercisable ratably at 20% per year over a period of five years from the date of grant.

     On February 8, 2000, upon being named a director of the Company, Mr. Lacy received an option for 12,000 shares of Common Stock at an exercise price of $5.00 per share, in accordance with the terms of the Incentive Plan.

     On May 31, 2000, upon being named a director of the Company, Mr. Becker received an option for 12,000 shares of Common Stock at an exercise price of $5.25 per share, in accordance with the terms of the Incentive Plan.

     The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with their attending meetings of the Board of Directors and committees on which they serve.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 2, 2001, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. The beneficial ownership set forth below is based on information provided to the Company by the beneficial owners.

                                   Number of Shares
    Name and Address            Beneficially Owned (1)        Percent of Class
------------------------        ----------------------        ----------------

Sheldon B. Lubar                    1,087,043  (2)                 21.4%
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

David J. Lubar                        974,164  (3)                 19.2
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

0yvind Solvang                        687,086  (4)                 13.5
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

Susan Lubar Solvang                   687,086  (5)                 13.5
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

Kristine Lubar MacDonald              638,914  (6)                 12.6
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

Joan P. Lubar                         584,973  (7)                 11.5
700 N. Water Street
Suite 1200
Milwaukee, WI  53202

Marianne S. Lubar                     423,927  (8)                  8.3
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

Nicholas F. Brady                     303,100                       6.0
1133 Connecticut Ave. NW,
Suite 200
Washington, DC  20036

William T. Donovan                    207,816  (9)                  4.1
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

William H. Lacy                        2,400                       --
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

John A. Becker                             0                       --
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

All directors and                  3,261,609                       64.2
executive officers as
a group (7 persons).

(1) Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 2, 2001.

(2) Shares reported by Sheldon B. Lubar include 182,000 shares held by various Lubar family minor childrens' trusts over which Sheldon B. Lubar may be deemed to share voting power and investment power as a trustee. Of these shares, 50,000 shares are also included as beneficially owned by David J. Lubar. Shares reported by Sheldon B. Lubar also include 415,615 shares held directly by Sheldon Lubar's wife and 8,312 shares held by the Lubar Family Foundation for which she may be deemed to have voting power and investment power as a director. The remaining 481,116 shares are held directly by Mr. Lubar or his retirement plans.

(3) Shares reported by David J. Lubar include 501,628 shares over which he may be deemed to share voting power and investment power as a trustee. David J. Lubar shares voting and investment power over 423,250 shares held by various Lubar family minor childrens' trusts. Of these shares, 50,000 are also included as beneficially owned by Sheldon Lubar and 78,378 represent shares for which David J. Lubar's wife shares voting and investment power. The remaining 472,536 shares are held by David J. Lubar directly.

(4) Shares reported by 0yvind Solvang include 50,000 shares over which he may be deemed to share voting power and investment power as trustee, 433,086 shares held directly by his wife (Susan L. Solvang), and 143,000 shares over which his wife may be deemed to share voting power and investment power as a trustee. The remaining 61,000 shares are held by 0yvind Solvang directly.

(5) Shares reported by Susan L. Solvang include 433,086 shares held by her directly, 46,000 shares held directly by her husband (0yvind Solvang), 143,000 shares for which she may be deemed to share voting power and investment power as a trustee, and 50,000 shares for which her husband may be deemed to share voting power and investment power as a trustee.

(6) Shares reported by Kristine L. MacDonald include 425,546 shares held by her directly and 213,368 shares for which she may be deemed to share voting power and investment power as a trustee.

(7) Shares reported by Joan P. Lubar include 441,973 shares held by her directly and 143,000 shares for which she may be deemed to share voting power and investment power as a trustee.

(8) Shares reported by Marianne S. Lubar include 415,615 shares held by her directly and 8,312 shares held by the Lubar Family Foundation for which she may be deemed to have voting power and investment power as a director.

(9) Shares reported by William T. Donovan include 20,000 shares held by a partnership in which Mr. Donovan is a general partner. Mr. Donovan disclaims beneficial interest in 15,935 of these shares.


                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table sets forth certain information concerning the compensation earned for each of the last two fiscal years by the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2000. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                       Summary Compensation Table

                                                Annual                     Long Term
                                             Compensation                 Compensation
                               -----------------------------------------  ------------
                                                                           Securities
                                                                           Underlying
       Name and                                          Other Annual        Stock         All Other
  Principal Position    Year   Salary($)   Bonus($)   Compensation($)(1)   Options(#)   Compensation($)
  ------------------    ----   ---------   --------   ------------------   ----------   ---------------

William T. Donovan      2000    $188,000        $0           --                    0       $2,400 (4)
 President and Chief    1999     155,000         0           --              100,000        2,320 (4)
 Executive Officer(2)

David J. Lubar          2000    $133,000        $0           --                    0       $1,911 (4)
 Chairman(3)            1999     106,000         0           --              100,000        1,610 (4)

Oyvind Solvang          2000    $122,000        $0           --                    0       $1,789 (4)
 Vice President         1999     106,000    14,000           --               60,000        1,760 (4)


(1) Certain personal benefits provided by the Company and its subsidiaries to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

(2) Mr. Donovan served as the Company's Chairman and Chief Financial Officer until being named President and Chief Executive Officer on July 24, 2000.

(3) Mr. Lubar served as the Company's President until being named Chairman on July 24, 2000.

(4) The amount includes matching contributions made under the Company's 401(k) plan.

Stock Options

     The Company maintains an Incentive Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. No executive officer was granted options in fiscal 2000. The following table summarizes options exercised during 2000 and presents the value of unexercised options held by the named executive officers at December 31, 2000.

                             Aggregated Option Exercises in 2000 Fiscal Year
                                    and Fiscal Year-End Option Values

                                                  Number of Securities
                                                 Underlying Unexercised        Value of Unexercised
                                                    Options at Fiscal         In-the-Money Options at
                                                      Year-End (#)            Fiscal Year-End ($)(1)
                                              ---------------------------   ---------------------------
                       Shares
                      Acquired
                         on         Value
Name                  Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                 -----------   --------   -----------   -------------   -----------   -------------
William T. Donovan       --           --         40,000        60,000         $160,000      $240,000
David J. Lubar           --           --         40,000        60,000          160,000       240,000
Oyvind Solvang           --           --         24,000        36,000           96,000       144,000
------------

(1)  The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.

Report on Executive Compensation

     General. The Company's approach to compensating its executive officers is different from that of many public corporations. The Chairman of the Compensation Committee (John A. Becker) makes his recommendations for salaries and bonuses for the executive officers, including the Chief Executive Officer, to the Compensation Committee and those recommendations are generally approved by the Committee. To date, the factors considered by the Chairman have been the financial performance of the Company or the operating unit for which the executive has responsibility and the achievement of non-financial goals in the business plan or developed during the fiscal year. Financial performance is measured by actual operating cash flow and net income compared to the amounts included in the business plan developed prior to the beginning of the fiscal year, but any developments affecting performance which may have occurred during the fiscal year are considered. The Chairman has not given any specific weight to any one factor.

     Stock Options. The Incentive Plan is designed, among other things, to encourage ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. The Incentive Plan is designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee has determined that stock option grants to the Company's key executive officers is consistent with the Company's best interest and the Company's overall compensation program.

     In determining the number of stock options to be granted, the Compensation Committee considers a variety of factors, including each key executive's level of responsibility and relative contribution to the Company. Stock options are granted with an exercise price equal to the market value of a share of Common Stock on the date of grant. While earlier stock option grants to key executives vested over a period of years, stock options granted in January 2001 to key executives were fully vested at the time of grant.

     Section 162(m) Limitation. The Company anticipates that all 2001 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

                                    C2, Inc.

                             COMPENSATION COMMITTEE

                                 John A. Becker
                                Sheldon B. Lubar
                                 William H. Lacy



Report of the Audit Committee

     The Audit Committee of the Board of Directors is composed of three independent directors, each of whom is independent as defined in the National Association of Securities Dealers' listing standards. The Committee operates under a written charter, a copy of which is attached to this proxy statement as Appendix A, which was adopted by the Board. The Committee recommends to the Board the selection of the Company's independent auditors.

     The Company's management ("management") is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     The Company's independent auditors have provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors' independence. The fees paid to the independent auditors for 2000 were as follows:

     Audit Fees                                              $92,700
     Services and Design and Implementation
      Fees (primarily tax preparation and
      consultation fees)                                    $103,500
     All Other Fees (primarily transaction
      related fees)                                          $50,400

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company's financial reporting.

     Based on the Committee's reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.



                                    C2, Inc.

                                 AUDIT COMMITTEE

                                Nicholas F. Brady
                                 John A. Becker
                                 William H. Lacy

                             PERFORMANCE INFORMATION

     The following graph compares on a cumulative basis changes since March 5, 1999 (the date on which the Common Stock was first publicly traded) in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Index and (c) the total return on the Russell 2000 Index. Due to the nature of the Company's business, no published industry or line-of-business index exists and, the Company does not believe it can reasonably identify a peer group for comparison. The changes have been measured by dividing (i) the sum of
(A) the amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end of and the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on March 5, 1999, in Common Stock, the Nasdaq Index and the Russell 2000 Index.






                          [PERFORMANCE GRAPH OMITTED]




                               March 5,    December 31,   December 31,
                                 1999          1999           2000
                               --------    ------------   ------------

     C2, Inc.                   $100         $  82.29       $133.33
     Nasdaq Index                100           174.12        105.71
     Russell 2000 Index          100           126.82        121.49

                              Certain Transactions

     The Lubar family, Lubar & Co. Incorporated, Venture Capital Fund, L.P., a fund managed by Lubar & Co., and William T. Donovan own 5.3%, 0.8%, 6.0% and 0.7%, respectively, of Emmpak Foods, Inc., a customer of Total Logistic Control, LLC, a wholly-owned subsidiary of the Company. During the Company's 2000 fiscal year, Emmpak Foods, Inc. accounted for approximately $3.5 million in gross revenue for Total Logistic Control, LLC. David J. Lubar serves as a director of Emmpak Foods, Inc.

     Sheldon B. Lubar and David J. Lubar are officers and directors of Lubar & Co. Incorporated, and each own 50% of its capital stock. The Company's headquarters shares offices with Lubar & Co. Incorporated. The office building is owned by 700 North Water LLC, which is owned primarily by Sheldon B. Lubar, David J. Lubar and the Lubar family (90%) and William T. Donovan (5%). The Company pays its pro rata share of the rent, utilities and other expenses of these premises. These expenses are approximately $6,000 per month.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2000, all its directors and executive officers complied with the Section 16(a) filing requirements.


                                  MISCELLANEOUS

Independent Auditors

     Arthur Andersen LLP acted as the independent auditors for the Company in 2000, and it is anticipated that such firm will be similarly appointed to act in 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

     Proposals that shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2002 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must be received by the Company by the close of business on November 29, 2001. Additionally, if the Company receives notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to raise at the 2002 annual meeting of shareholders but does not intend to have included in the Company's proxy statement for such meeting) after February 12, 2002, the persons named in proxies solicited by the Board for the 2002 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

                                             By Order of the Board of Directors
                                             C2, Inc.


                                             /s/ David E. Beckwith

                                             David E. Beckwith
                                             Secretary
March 28, 2001

                                                                      APPENDIX A

                                    C2, Inc.

                                     Charter
                             Of The Audit Committee
                                     Of The
                               Board of Directors

                       (As initially adopted May 31, 2000)

I.   Purpose

     The Audit Committee is a standing committee of the Board of Directors (the "Board") of C2, Inc, a Wisconsin corporation (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:

     o Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

     o Reviewing the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally;

     o    Reviewing the audit efforts of the Company's independent auditors; and

     o Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  Composition

     The Audit Committee shall be comprised of three directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     Directors with any of the following relationships will not be considered independent:

     o a director being employed by the Company or any of its affiliates for the current year or any of the past three years;

     o a director accepting any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service or benefits under a tax-qualified retirement plan or non-discretionary compensation;

     o a director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     o a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     o a director being employed as an executive of another company where any of the Company's executives serves on that company's compensation committee.

     A director who is not independent and is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interest of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

     All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or will be able to do so within a reasonable period of time after appointment of the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve on the Committee for a term coinciding with their Board term. If a Chair of the Committee is not appointed by the Board, the Committee shall itself elect a Chair.

III. Meetings

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The purpose of the two scheduled meetings of the audit committee is to review and approve the annual financial results of the Company prior to release and to review and approve the scope of the annual audit to be performed by the Company's independent auditors. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately. In addition, when appropriate the Committee or at least its Chair should meet with the independent auditors and management to review the Company's financial statements consistent with IV.4 below. Whenever the word "meet" or "meeting" is used in this Charter, it shall include any form of meeting permitted for directors of a Wisconsin corporation, including a telephonic meeting complying with the statutory requirements.

IV.  Responsibilities and Duties

     To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/Reports Review

     1. Review and reassess the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

     2. Review the Company's annual audited financial statements and any reports or other financial information prior to filing with, or distribution to, the SEC, any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, estimates and judgments.

     3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Committee should also review significant findings prepared by the independent auditors, with management's responses, the status of management's responses to previous recommendations from the independent auditors and the status of any previous instructions to management from the Committee.

     4. When appropriate, review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing with the SEC or distribution to persons outside the Company. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 10). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     5. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

V.   Independent auditors

     6. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the independent auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     7. Approve the fees and other significant compensation to be paid to the independent auditors.

     8. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     9. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     10. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     11. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Legal Compliance

     12. On at least an annual basis, review with the Company's counsel and legal matters that could have a significant impact on the Company's financial statements, the

          Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Matters

     13. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     14. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law as the Committee or the Board deems necessary or appropriate.

     15. Review financial and accounting personnel succession planning with the Company.

     16. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

     17. Annually consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements.

     18. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

                                    C2, INC.
       Proxy for Annual Meeting of Shareholders to be held April 26, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF C2, INC.

          The undersigned constitutes and appoints WILLIAM T. DONOVAN and DAVID
E. BECKWITH, or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to vote as designated below, all shares of C2, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation to be held at the Galleria Conference Room, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin on April 26, 2001, at 1:00 P.M., Central Time, and at all adjournments or postponements thereof.

          The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, but, if no direction is indicated, this proxy will be voted FOR Item 1.

          THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY HERETOFORE EXECUTED BY THE UNDERSIGNED FOR THE MEETING AND ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING AND THE PROXY STATEMENT.



         PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

---------------------                                                 ---------------------

                               C2, INC. 2001 ANNUAL MEETING


1. ELECTION     1-Nicholas F. Brady   2-William T. Donovan    [ ] FOR all     [ ] WITHHOLD
   OF           3-David J. Lubar      4-Sheldon B. Lubar          nominees        AUTHORITY
   DIRECTORS.   5-William H. Lacy     6-John A. Becker            listed to       to vote
                                                                  the left        for all
                                                                  (except as      nominees
                                                                  specified       listed to
                                                                  below).         the left.



                                                                    _______________________
(Instructions:  To withhold authority to vote                      [                       ]
for any indicated nominee(s), write the number(s)                  [                       ]
of the nominee(s) in the box provided to the right).               [_______________________]



2.   In their discretion upon all such other business as may properly come before said meeting.


Check appropriate box    Date _______________, 2001                    NO. OF SHARES
Indicate change below:                                             _______________________
                                                                  [                       ]
Address Change?  [ ]     Name Change?  [ ]                        [                       ]
                                                                  [_______________________]

                                                                   Signature(s) in Box
                                                                   Please sign exactly as
                                                                   your name appears on your
                                                                   stock certificate. Joint
                                                                   owners should each sign
                                                                   personally. A corporation
                                                                   should sign full
                                                                   corporate name by a duly
                                                                   authorized officer and
                                                                   affix corporate seal.
                                                                   When signing as attorney,
                                                                   executor, administrator,
                                                                   trustee or guardian,
                                                                   please give full title as
                                                                   such.

---------------------                                                 ---------------------